Exhibit 99.1

NEWS RELEASE
Contact:	Joseph C. Tusa, Jr., SVP & CFO U.S. Concrete, Inc. 817-835-2646

FOR IMMEDIATE RELEASE

U.S. CONCRETE LAUNCHES PROPOSED $200 MILLION ADDITIONAL SENIOR NOTES OFFERING

EULESS, Texas – January 4, 2017 – U.S. Concrete, Inc. (NASDAQ: USCR) (the “Company” or “U.S. Concrete”) announced today that it proposes to offer, subject to market conditions and other factors, $200 million aggregate principal amount of the Company’s 6.375% Senior Notes due 2024 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes will be issued under the same indenture as the $400 aggregate principal amount of the Company’s 6.375% Senior Notes due 2024 previously issued on June 7, 2016 (the “Existing 6.375% Notes”). The terms of the Notes will be identical to the terms of the Existing 6.375% Notes, other than the issue date, the issue price, the first interest payment date, and the provisions relating to transfer restrictions and registration rights. The Notes and the Existing 6.375% Notes will vote together and be treated as a single class, but will not be fungible with, or have the same CUSIP or ISIN numbers as, and will trade separately from, the Existing 6.375% Notes. We intend that, following the consummation of an exchange offer for the Notes, the exchange notes will have the same CUSIP and ISIN numbers as the Existing 6.375% Notes and will be fungible with the Existing 6.375% Notes.

The Notes will be guaranteed on a senior unsecured basis by the Company’s existing and future restricted subsidiaries that guarantee obligations under its senior secured asset-based revolving credit facility or that guarantee certain of its other indebtedness or certain indebtedness of its restricted subsidiaries.

The Company intends to use the net proceeds from this offering for general corporate purposes, including funding the purchase price of future acquisitions to expand its business.

The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About U.S. Concrete, Inc.

U.S. Concrete serves the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and aggregate products. As of September 30, 2016, the Company had 154 standard ready-mixed concrete plants, 16 volumetric ready-mixed concrete facilities, and 15 producing aggregates facilities. During the twelve months ended September 30, 2016, U.S. Concrete sold approximately 7.8 million cubic yards of ready-mixed concrete and approximately 5.6 million tons of aggregates.

For more information on U.S. Concrete, visit www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements and information that are based on management’s belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking information includes, but is not limited to, statements regarding: the proposed offering of Notes and the intended use of proceeds from the offering of the Notes. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete the offering of the Notes; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete’s filings with the Securities and Exchange Commission, including U.S. Concrete’s Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2015.

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